We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated August 1, 2000 for Jefferson Pilot Financial Insurance Company and subsidiaries and March 23, 2000 for JPF Separate Account
A in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-44228) and related Prospectus for the registration of units of interest in the JPF Separate Account A under individual flexible premium variable life insurance policies offered by Jefferson Pilot Financial Insurance Company.


/s/ Ernst & Young, LLP

Greensboro, North Carolina
November 7, 2000